EXHIBIT 23(A)



                          INDEPENDENT AUDITORS' CONSENT


                  We consent to the incorporation by reference in this Registration Statement on Form S-3 of Duke Energy Corporation of our report dated February 13, 1998 appearing in the annual report on Form 10-K of Duke Energy Corporation for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus which is a part of this Registration Statement.


Deloitte & Touche LLP
---------------------
Deloitte & Touche LLP


Charlotte, North Carolina
July 17, 1998